UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2006

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
     Emergency Interim Rate Increase Recommended Order
     On April 19, 2006, an administrative law judge (“ALJ”) with the Arizona Corporation Commission (the “ACC”) issued a recommended order in connection with the application by Arizona Public Service Company (“APS”) for an emergency interim rate increase of $232 million to recover APS’ under-collection of higher annual fuel and purchased power costs. See “Application for Emergency Rate Increase” in Note 3 of Notes to Consolidated Financial Statements in the Pinnacle West Capital Corporation (“Pinnacle West”)/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (“Note 3”). Through the recommended order, the ALJ recommends that the ACC:
•	find that no “emergency” exists because of the ACC’s ability to modify APS’ power supply adjustor (“PSA”), but conclude that “some action should be taken to insure more timely recovery of APS’ prudent fuel and purchased power costs” (for additional information regarding the PSA, see “Power Supply Adjustor” in Note 3);

•	authorize a PSA interim adjustor, effective May 1, 2006, that would result in a retail rate increase of approximately 5.9% designed to recover approximately $97 million of deferred fuel and purchased power costs during 2006 (this amount is based on estimated 2006 PSA deferrals at December 31, 2006 ($248 million) less (a) the estimated amount of 2006 PSA deferrals recoverable through the February 2007 annual PSA adjustor ($110 million) and (b) $41 million for potential 2006 unplanned outage costs);

•	encourage parties to APS’ general rate case to “propose modifications to the PSA that will address on a permanent basis, the issues with timing of recovery when deferrals are large and growing”;

•	affirm APS’ ability to defer fuel and purchased power costs above the prior annual cap of $776.2 million until the ACC decides the general rate case; and

•	encourage APS to diversify its resources “through large scale, sustained energy efficiency programs, [using] low cost renewable energy resources as a hedge against high fossil fuel costs.”

     APS is currently evaluating the recommended order and expects to file exceptions to the recommended order by the due date of April 24, 2006. APS cannot predict the outcome of this matter.
     ACC Approval of PSA Surcharge
     On April 12, 2006, the ACC issued an order approving APS’ recovery of $15.3 million of 2005 PSA deferrals through a temporary rate increase of approximately 0.7% to take effect upon the date of the ACC’s decision in the emergency interim rate proceeding discussed above. See “Application for PSA Surcharges” in Note 3 for additional information about APS’ PSA surcharge requests.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: April 20, 2006	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: April 20, 2006	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer